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                               POWER OF ATTORNEY

               WITH RESPECT TO THE ALLSTATE LIFE INSURANCE COMPANY OF
                   NEW YORK VARIABLE ANNUITY ACCOUNT II CONTRACT



     Know all men by these presents that Patricia W. Wilson whose signature appears below, constitutes and appoints Louis G. Lower, II, and Michael J. Velotta, and each of them, her attorneys-in-fact, with power of substitution, and her in any and all capacities, to sign any registration statements and amendments thereto for the Allstate Life Insurance Company of New York Variable Annuity Account II Contract and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.



                                   January 28, 1998
                                   -----------------------------------
                                   Date

                                   /s/ PATRICIA W. WILSON
                                   -----------------------------------
                                   Patricia W. Wilson
                                   Director